EXHIBIT 99

                         MB Financial, Inc.
                         800 West Madison Street
                         Chicago, Illinois 60607
                         (888) 422-6562
                         NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS 53% REDUCTION IN NON-PERFORMING LOANS, CONTINUED STRONG CAPITAL POSITION AND GROWTH IN CORE PRE-TAX, PRE-PROVISION EARNINGS OVER THE PREVIOUS QUARTER

CHICAGO, July 21, 2011 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today second quarter results for 2011.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had a net loss of $7.4 million and a net loss available to common stockholders of $10.0 million for the second quarter of 2011 compared to net income of $19.2 million and net income available to common stockholders of $16.6 million for the second quarter of 2010, and net income of $6.9 million and net income available to common stockholders of $4.3 million for the first quarter of 2011.   The net loss for the second quarter of 2011 was due to the sale of certain loans described below, which required us to increase our provision for credit losses by approximately $50 million.

Key items for the quarter were as follows:

Credit Quality – Decreased Non-Performing Loans, and Non-Performing Assets:
•
During the second quarter of 2011, we sold certain performing, sub-performing and non-performing loans. The loans sold had an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, $156.3 million of which were non-performing loans.  We received $194.6 million in proceeds (net of expenses) and recognized approximately $87 million in charge-offs as a result of this transaction.  The loan sale caused us to increase our provision for credit losses in the quarter by approximately $50 million.

•
Our non-performing loans were $151.0 million or 2.54% of total loans as of June 30, 2011, a decrease of $167.9 million (53%) from $318.9 million at March 31, 2011.  Excluding the loan sale, our non-performing loans would have decreased by approximately $12 million in the second quarter of 2011.  Our allowance for loan losses to non-performing loans was 86.12% as of June 30, 2011 compared to 55.94% as of March 31, 2011.

•
Our provision for credit losses was $61.3 million for the second quarter of 2011, while our net charge-offs were $92.6 million.  For the first quarter of 2011, our provision for credit losses and net charge-offs were $40.0 million and $53.8 million, respectively.  Excluding the loan sale, our provision for credit losses and net charge-offs for the second quarter of 2011 would have been approximately $11 million and $6 million, respectively.

•	Our non-performing assets were $239.3 million or 2.40% of total assets as of June 30, 2011, a decrease of $159.9 million (40%) from $399.2 million or 3.96% of total assets as of March 31, 2011.
•
Our allowance for loan losses to total loans was 2.19% as of June 30, 2011 compared to 2.80% as of March 31, 2011.  The decrease was primarily due to the loan sale and the related reduction in non-performing and sub-performing loans discussed above.

Core Pre-Tax, Pre-Provision Earnings Remain Strong:
•
Core pre-tax, pre-provision earnings were $47.4 million, or 3.06% of risk-weighted assets, for the second quarter of 2011, compared to $48.4 million or 2.71% of risk-weighted assets for the second quarter of 2010.  Core pre-tax, pre-provision earnings increased $45.5 million, or 2.81% of risk-weighted assets, from the first quarter of 2011.

•
Net interest income on a fully tax equivalent basis decreased to $85.2 million, or by 4.6%, compared to $89.3 million for the second quarter of 2010.  Net interest income on a fully tax equivalent basis increased $353 thousand compared to the first quarter of 2011.

•	Net interest margin on a fully tax equivalent basis increased to 3.92% from 3.91% in the second quarter of 2010 and from 3.88% in the first quarter of 2011.
•	Core other income increased 13.5% to $31.6 million compared to $27.8 million for the second quarter of 2010. Core other income increased $2.6 million, or 9.1%, compared to the first quarter of 2011.

Strong Capital Position:
•
MB Financial Bank significantly exceeds the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At June 30, 2011, MB Financial, Inc.’s consolidated total risk-based capital ratio was 19.13%, Tier 1 capital to risk-weighted assets ratio was 17.06% and Tier 1 capital to average asset ratio was 11.16%, compared with 18.33%, 16.31% and 11.00%, respectively, as of March 31, 2011.  As of June 30, 2011, total capital was approximately $567.8 million in excess of the “Well-Capitalized” threshold, compared with $548.1 million as of March 31, 2011. Our tangible common equity to tangible assets ratio was 7.76% at June 30, 2011 compared to 7.73% at March 31, 2011.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis increased $353 thousand from the first quarter of 2011 and decreased by $4.1 million from the second quarter of 2010 to the second quarter of 2011.  Our net interest margin, on a fully tax equivalent basis, was 3.92% for the second quarter of 2011 compared to 3.88% in the first quarter of 2011 and 3.91% in the second quarter of 2010.  The margin increase from the first quarter of 2011 was primarily due to a decrease in average cash balances held at the Federal Reserve, continued downward deposit repricing, and less margin reduction from non-performing loans.  The margin increase from the second quarter of 2010 was primarily due to continued downward deposit repricing and less margin reduction from non-performing loans.

Our net interest margin, on a fully tax equivalent basis, was 3.90% for the first six months of 2011 compared to 3.80% in the first six months of 2010.  The margin increase from 2010 was due to a decrease in our average cost of funds as a result of an improved deposit mix and downward repricing of interest bearing deposits.

Our non-performing loans reduced net interest margin during the second quarter of 2011, first quarter of 2011 and the second quarter of 2010 by approximately 15 basis points, 19 basis points and 21 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Core other income:
Loan service fees	$2,812	$1,126	$1,532	$1,659	$2,042	$3,938	$3,326
Deposit service fees	9,023	10,030	9,920	10,705	9,461	19,053	18,309
Lease financing, net	6,861	5,783	7,185	5,022	5,026	12,644	9,646
Brokerage fees	1,615	1,419	1,231	1,407	1,129	3,034	2,374
Trust and asset management fees	4,455	4,431	4,243	3,923	3,536	8,886	6,871
Increase in cash surrender value of life insurance	1,451	968	930	1,209	706	2,419	1,377
Accretion of FDIC indemnification asset	1,339	1,831	3,009	3,602	3,067	3,170	3,067
Other operating income	4,041	3,386	3,857	2,406	2,872	7,427	5,741
Total core other income	31,597	28,974	31,907	29,933	27,839	60,571	50,711

Non-core other income: (1)
Net gain (loss) on sale of investment securities	232	(3)	(4)	9,482	2,304	229	9,170
Net gain(loss) on sale of other assets	13	357	419	299	(99)	370	(88)
Net gain on sale of loans held for sale (A)	1,790	-	-	-	-	1,790	-
Net gain (loss) recognized on other real estate owned (A)	(3,628)	(369)	(1,656)	(3,608)	52	(3,997)	(3,247)
Net loss recognized on other real estate owned related to FDIC transactions (A)	(1,017)	(3)	(468)	(305)	-	(1,020)	-
Acquisition related gains	-	-	-	-	62,649	-	62,649
Increase (decrease) in market value of assets held in trust deferred compensation (A)	158	187	597	(3)	(39)	345	(32)
Total non-core other income	(2,452)	169	(1,112)	5,865	64,867	(2,283)	68,452

Total other income	$29,145	$29,143	$30,795	$35,798	$92,706	$58,288	$119,163

(1)	Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.

Core other income increased by $2.6 million from the first quarter of 2011 to the second quarter of 2011.  Loan service fees increased by $1.7 million in the second quarter due to an increase in prepayment penalties and exit fees received on early payoffs.  Deposit service fees decreased from the first quarter of 2011 due to changes in customer usage and product changes.  Net lease financing income increased mainly as a result of an increase in the sales of third party equipment maintenance contracts and favorable lease renewals.  The increase in cash surrender value of life insurance was higher due to a death benefit recorded in 2011.  Accretion of indemnification asset decreased as expected due to a corresponding decrease in the indemnification asset balance during the second quarter of 2011.  The decrease in non-core other income was mainly a result of higher valuation adjustments recognized on other real estate owned (“OREO”) in the second quarter of 2011.  This was offset by gains recognized in the second quarter of 2011 on loans held for sale as of March 31, 2011.

Core other income increased by $9.9 million from the first six months of 2010 to the first six months of 2011.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance contracts.  Core trust and asset management fees increased primarily due to an increase in assets under management as a result of organic growth and an increase in the market value of assets under management.  The increase in cash surrender value of life insurance was higher due to a death benefit recorded and an improvement in overall asset yields.  Non-core other income decreased in the first half of 2011 compared to the first half of 2010 as a result of the acquisition related gains recognized on the Broadway Bank and New Century Bank FDIC-assisted transactions in the second quarter of 2010 and lower gains on sales of investment securities in 2011.

Other Expense (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Core other expense:
Salaries and employee benefits	$37,657	$37,588	$35,802	$37,427	$37,143	$75,245	$70,558
Occupancy and equipment expense	8,483	9,394	7,938	8,800	8,928	17,877	18,107
Computer services expense	2,633	2,510	2,445	2,654	3,322	5,143	5,850
Advertising and marketing expense	1,748	1,719	1,573	1,620	1,639	3,467	3,272
Professional and legal expense	1,853	1,225	1,718	1,637	1,370	3,078	2,448
Brokerage fee expense	574	483	448	596	420	1,057	882
Telecommunication expense	937	935	819	975	964	1,872	1,872
Other intangibles amortization expense	1,416	1,425	1,632	1,567	1,505	2,841	3,015
FDIC insurance premiums	3,502	3,428	3,930	3,873	3,833	6,930	7,797
Other real estate expense, net	1,251	398	858	734	417	1,649	1,102
Other operating expenses	6,516	6,572	6,855	6,598	6,530	13,088	12,812
Total core other expense	66,570	65,677	64,018	66,481	66,071	132,247	127,715

Non-core other expense: (1)
Branch impairment charges	-	1,000	-	-	-	1,000	-
Increase (decrease) in market value of assets held in trust for deferred compensation (A)	158	187	597	(3)	(39)	345	(32)
Total non-core other expense	158	1,187	597	(3)	(39)	1,345	(32)

Total other expense	$66,728	$66,864	$64,615	$66,478	$66,032	$133,592	$127,683

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense increased by $893 thousand from the first quarter of 2011 to the second quarter of 2011.  Occupancy and equipment expense decreased as a result of decreased property taxes.  Professional and legal expense increased during the second quarter of 2011 as a result of higher loan remediation expenses.  Other real estate expense increased as a result of an increase in property maintenance and real estate tax expense.  Non-core other expense was primarily impacted by a $1.0 million fixed asset impairment charge incurred in the first quarter of 2011 caused by our decision to close a branch.

Core other expense increased by $4.5 million from the first six months of 2010 to the first six months of 2011.  Salaries and employee benefits expense increased due additional employees added due to the New Century and Broadway FDIC-assisted transactions, problem loan remediation staff added throughout 2010 and increased leasing commissions on higher revenues.  Computer services expense decreased primarily due to conversion expenditures on FDIC assisted transactions completed in 2010.  Professional and legal expense increased during the first half of 2011 as a result of higher loan remediation expenses.  FDIC insurance premiums decreased due to lower deposit balances.  Other real estate expense increased as a result of an increase in property maintenance and real estate tax expense.  As noted above, non-core other expense was primarily impacted by a $1.0 million fixed asset impairment charge.

Income Taxes

The Company had an income tax benefit of $9.1 million for the three months ended June 30, 2011 and a benefit of $11.5 million for the six months ended June 30, 2011.  The three month and year-to-date tax benefits are calculated based on pre-tax income excluding tax-exempt items.  The year-to-date amount also includes a $2 million increase in deferred tax assets as a result of the Illinois corporate income tax rate increase which was enacted and reflected in the first quarter of 2011.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2011		2011		2010		2010		2010
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,108,295	19%	$1,154,451	18%	$1,206,984	18%	$1,291,115	19%	$1,315,899	19%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,031,677	17%	1,038,507	16%	1,053,446	16%	1,019,083	15%	992,301	14%
Commercial real estate	1,863,223	32%	2,084,651	33%	2,176,584	33%	2,259,708	33%	2,378,272	34%
Construction real estate	246,557	4%	356,579	6%	423,339	6%	445,881	6%	496,732	7%
Total commercial related credits	4,249,752	72%	4,634,188	73%	4,860,353	73%	5,015,787	73%	5,183,204	74%
Other loans:
Residential real estate	317,821	5%	335,423	5%	328,482	5%	328,985	5%	321,665	5%
Indirect motorcycle	172,620	3%	163,301	3%	161,761	2%	166,163	2%	164,269	2%
Indirect automobile	9,916	0%	11,757	0%	13,903	1%	15,928	0%	17,914	0%
Home equity	357,181	6%	371,108	6%	381,662	6%	386,866	6%	389,298	6%
Consumer loans	75,069	1%	74,585	1%	59,320	1%	76,219	1%	73,436	1%
Total other loans	932,607	15%	956,174	15%	945,128	15%	974,161	14%	966,582	14%
Gross loans excluding covered loans	5,182,359	87%	5,590,362	88%	5,805,481	88%	5,989,948	87%	6,149,786	88%
Covered loans (1)	755,670	13%	777,634	12%	812,330	12%	859,038	13%	879,909	12%
Total loans	$5,938,029	100%	$6,367,996	100%	$6,617,811	100%	$6,848,986	100%	$7,029,695	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

The decrease in loan balances from the March 31, 2011 to June 30, 2011 was primarily due to the sale during the second quarter of 2011 of approximately $281.6 million of loans.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below) and OREO related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Non-performing loans:
Non-accrual loans(1)	$149,905	$318,923	$362,441	$392,477	$343,838
Loans 90 days or more past due, still accruing interest	1,121	-	1	115	-
Total non-performing loans	151,026	318,923	362,442	392,592	343,838

OREO	88,185	80,107	71,476	59,114	43,988
Repossessed vehicles	55	139	82	321	191
Total non-performing assets	$239,266	$399,169	$434,000	$452,027	$388,017

Total allowance for loan losses (2)	130,057	178,410	192,217	193,926	195,612
Partial charge-offs taken on non-performing loans	54,424	156,692	163,972	171,549	142,872
Allowance for loan losses, including partial charge-offs	$184,481	$335,102	$356,189	$365,475	$338,484

Accruing restructured loans(3)	$35,037	$31,819	$22,543	$12,226	$10,940

Total non-performing loans to total loans	2.54%	5.01%	5.48%	5.73%	4.89%
Total non-performing assets to total assets	2.40%	3.96%	4.21%	4.26%	3.64%
Allowance for loan losses to non-performing loans	86.12%	55.94%	53.03%	49.40%	56.89%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken(4)	89.79%	70.46%	67.66%	64.78%	69.55%

(1)
Includes $25.6 million, $60.9 million, $47.6 million, $16.9 million, and $6.0 million of restructured loans on non-accrual status at June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

(2)	Includes $12.7 million, $13.6 million, $15.6 million and $8.5 million for unfunded credit commitments at March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(3)	Accruing restructured loans consists primarily of commercial and commercial real estate loans that have been modified and are performing in accordance with those modified terms.
(4)	Calculated by adding partial charge-offs to both the numerator and denominator in the calculation.

The decreases in total non-performing loans and total non-performing assets from March 31, 2011 to June 30, 2011 were primarily due to the sale during the second quarter of 2011 of loans with an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, $156.3 million of which were non-performing.

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), as of the dates indicated (dollar amounts in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

30 - 59 Days Past Due	$10,568	$23,912	$9,386	$19,302	$26,491
60 - 89 Days Past Due	4,881	4,049	5,073	6,011	3,746
	$15,449	$27,961	$14,459	$25,313	$30,237

Approximately $1.1 million of performing loans past due were classified as potential problem loans (defined below) as of June 30, 2011, compared to $11.0 million as of March 31, 2011.

The following table represents a summary of OREO, excluding OREO related to FDIC-assisted transactions (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Balance at the beginning of quarter	$80,107	$71,476	$59,114	$43,988	$41,589
Transfers in at fair value less estimated costs to sell	15,761	25,167	27,170	21,383	4,967
Fair value adjustments	(3,417)	(1,314)	(1,562)	(3,429)	-
Net (losses) gains on sales of OREO	(212)	945	(94)	(179)	52
Cash received upon disposition	(4,054)	(16,167)	(13,152)	(2,649)	(2,620)
Balance at the end of quarter	$88,185	$80,107	$71,476	$59,114	$43,988

The following table presents data related to non-performing loans, by dollar amount and category at June 30, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	3	20,950	1	7,708	4	32,325	-	60,983
$1.5 million to $4.9 million	-	-	3	8,858	11	29,442	-	38,300
Under $1.5 million	34	12,397	3	653	42	25,319	13,374	51,743
	37	$33,347	7	$17,219	57	$87,086	$13,374	$151,026

Percentage of individual loan category		1.56%		6.98%		4.67%	1.43%	2.54%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		46%		57%		25%

The following table presents data related to non-performing loans, by dollar amount and category at March 31, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	2	$25,195	1	$17,328	$-	$42,523
$5.0 million to $9.9 million	2	16,245	3	16,597	2	18,312	-	51,154
$1.5 million to $4.9 million	3	5,827	13	42,055	19	50,748	1,575	100,205
Under $1.5 million	47	18,210	29	13,998	158	66,366	26,467	125,041
	52	$40,282	47	$97,845	180	$152,754	$28,042	$318,923

Percentage of individual loan category		1.84%		27.44%		7.33%	2.93%	5.01%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		46%		47%		32%

The decrease in non-performing loans from March 31, 2011 to June 30, 2011 was primarily due to the sale during the second quarter of 2011 of loans with an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, $156.3 million of which were non-performing.  The following non-performing balances were sold (in thousands):

Commercial	$9,122
Commercial Real Estate	74,973
Construction Real Estate	55,313
Consumer	16,930
Total	$156,338

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $234.8 million, or 3.95% of total loans, as of June 30, 2011, compared to $307.4 million, or 4.83% of total loans, as of March 31, 2011.  Our potential problem loans decreased during the second quarter primarily as the result of the loan sale discussed above.  Potential problem loans with an aggregate carrying amount of approximately $66.6 million prior to the transfer to loans held for sale were sold during the second quarter of 2011.

“Purchased credit-impaired loans” refer to certain loans acquired in FDIC-assisted transactions, for which deterioration in credit quality occurred before the acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.

The following table displays information on commercial real estate loans by risk category and type, excluding covered loans, at June 30, 2011 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$3,645	41%	$237	21%	$59,625	1%	$63,507	4%
Healthcare	-	0%	-	0%	156,941	2%	156,941	2%
Industrial	40,003	34%	50,436	18%	370,301	2%	460,740	8%
Multifamily	1,079	35%	38,369	17%	356,312	2%	395,760	3%
Office	4,130	14%	24,886	19%	155,272	2%	184,288	4%
Other	25,992	11%	11,107	13%	144,954	2%	182,053	4%
Retail	12,237	15%	52,168	11%	355,529	2%	419,934	3%
	$87,086	25%	$177,203	16%	$1,598,934	2%	$1,863,223	4%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on non-performing loans have been added back to both reserves and outstanding balance.

The following table sets forth trend information for commercial real estate loans by risk category, excluding covered loans, for the past four quarters (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Total CRE loans as of June 30, 2011	$87,086	25%	$177,203	16%	$1,598,934	2%	$1,863,223	4%

Total CRE loans as of March 31, 2011	$152,754	32%	$256,368	20%	$1,675,529	2%	$2,084,651	7%

Total CRE loans as of December 31, 2010	$158,864	32%	$263,829	18%	$1,753,891	2%	$2,176,584	7%

Total CRE loans as of September 30, 2010	$180,125	27%	$290,734	14%	$1,788,849	2%	$2,259,708	6%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on non-performing loans have been added back to both reserves and outstanding balance.

The following table sets forth trend information for construction real estate loans by risk category, excluding covered loans, for the past five quarters (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Total construction loans as of June 30, 2011	$17,219	57%	$33,010	25%	$196,328	5%	$246,557	13%

Total construction loans as of March 31, 2011	$97,845	47%	$45,026	19%	$213,708	3%	$356,579	23%

Total construction loans as of December 31, 2010	$122,077	47%	$64,303	14%	$236,959	3%	$423,339	22%

Total construction loans as of September 30, 2010	$130,422	48%	$95,256	16%	$220,203	3%	$445,881	23%

Total construction loans as of June 30, 2010	$176,531	44%	$97,162	17%	$223,039	3%	$496,732	24%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on non-performing loans have been added back to both reserves and outstanding balance.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Balance at the beginning of period	$178,410	$192,217	$193,926	$195,612	$177,787	$192,217	$177,072
Provision for credit losses	61,250	40,000	49,000	65,000	85,000	101,250	132,200
Reclassification to allowance for
unfunded credit commitments	(17,050)	-	-	-	-	(17,050)	-
Charge-offs:
Commercial loans	(7,991)	(3,151)	(9,141)	(11,362)	(30,211)	(11,142)	(37,574)
Commercial loans collateralized by assignment of lease payments (lease loans)	(93)	-	(43)	(418)	(917)	(93)	(1,250)
Commercial real estate loans	(55,250)	(29,775)	(27,360)	(25,265)	(15,002)	(85,025)	(27,203)
Construction real estate	(18,826)	(21,094)	(17,136)	(29,120)	(22,992)	(39,920)	(48,277)
Residential real estate	(8,080)	(3,562)	(1,363)	(1,500)	(4)	(11,642)	(463)
Indirect vehicle	(553)	(718)	(968)	(503)	(611)	(1,271)	(1,728)
Home equity	(5,493)	(1,907)	(1,364)	(1,369)	(1,271)	(7,400)	(1,899)
Consumer loans	(344)	(544)	(428)	(600)	(202)	(888)	(727)
Total charge-offs	(96,630)	(60,751)	(57,803)	(70,137)	(71,210)	(157,381)	(119,121)
Recoveries:
Commercial loans	758	2,565	3,842	1,900	2,322	3,323	3,046
Commercial loans collateralized by assignment of lease payments (lease loans)	153	66	26	62	96	219	96
Commercial real estate loans	312	1,534	800	907	177	1,846	363
Construction real estate	2,364	2,026	1,672	330	1,055	4,390	1,168
Residential real estate	26	7	127	7	9	33	50
Indirect vehicle	369	325	286	232	344	694	645
Home equity	19	48	250	11	31	67	90
Consumer loans	76	373	91	2	1	449	3
Total recoveries	4,077	6,944	7,094	3,451	4,035	11,021	5,461

Total net charge-offs	(92,553)	(53,807)	(50,709)	(66,686)	(67,175)	(146,360)	(113,660)

Allowance for loan losses (1)	130,057	178,410	192,217	193,926	195,612	130,057	195,612

Allowance for unfunded credit commitments (2)	17,050	-	-	-	-	17,050	-

Allowance for credit losses	$147,107	$178,410	$192,217	$193,926	$195,612	$147,107	$195,612

Total loans, excluding loans held for sale	$5,938,029	$6,367,996	$6,617,811	$6,848,986	$7,029,695	$5,938,029	$7,029,695
Average loans, excluding loans held for sale	$6,299,900	$6,460,637	$6,723,840	$6,939,415	$6,925,140	$6,379,824	$6,925,140

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.19%	2.80%	2.90%	2.83%	2.78%	2.19%	2.78%
Ratio of allowance for credit losses to total loans,
excluding loans held for sale	2.48%	2.80%	2.90%	2.83%	2.78%	2.48%	2.78%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	5.89%	3.38%	2.99%	3.81%	3.89%	4.63%	3.31%

(1)	Includes $12.7 million, $13.6 million, $15.6 million and $8.5 million for unfunded credit commitments at March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(2)	The reserve for unfunded credit commitments (primarily letters of credit) was reclassified from the allowance for loan losses to other liabilities as of June 30, 2011.

Excluding the effects of the loan sale transaction during the second quarter of 2011, which resulted in approximately $87 million in charge-offs and an increase in the provision for losses of approximately $50 million, the provision for credit losses during the second quarter of 2011 would have been approximately $11 million.   The decrease in the required provision, excluding the effects of the loan sale transaction, was a result of lower downward migration of loans to non-performing status and higher collateral values underlying loans that did migrate.  Excluding the effects of the loan sale, net charge-offs were approximately $6 million.

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans, and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses as of June 30, 2011, March 31, 2011 and December 31, 2010 (in thousands):

	June 30,	March 31,	December 31,
	2011	2011	2010

General loss reserve	$104,002	$126,423	$126,435
Specific reserve (1)	12,111	38,054	51,826
Smaller-balance homogenous loans reserve	13,944	13,933	13,956
Total allowance for loan losses	$130,057	$178,410	$192,217

(1)
The specific reserve as of March 31, 2011 and December 31, 2010 includes reserves on unfunded credit commitments of approximately $13.6 million and $15.6 million, respectively.  Beginning as of June 30, 2011, reserves on unfunded credit commitments are recorded as liabilities.

The general reserve decreased during the second quarter of 2011 primarily due to a decrease in sub-performing loans as a result of the loan sale as well as a reduction in valuation risk.  Specific reserves decreased during the second quarter of 2011 primarily as a result of a reduction in non-performing loan balances as a result of the loan sale during the second quarter and the reclassification of the reserves on unfunded credit commitments to other liabilities.  A majority of reserves on unfunded credit commitments relate to specific reserves on problem letters of credit.

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2011	2011	2010	2010	2010

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$55,656	$56,971	$19,434	$24,698	$49,142
States and political subdivisions	392,670	365,481	364,932	379,675	377,105
Mortgage-backed securities	1,424,302	1,279,968	1,197,066	898,837	1,326,432
Corporate bonds	6,019	6,019	6,140	6,140	6,356
Equity securities	10,435	10,215	10,171	10,315	10,172
Total fair value	$1,889,082	$1,718,654	$1,597,743	$1,319,665	$1,769,207

Amortized cost
Government sponsored agencies and enterprises	$54,423	$56,452	$18,766	$23,826	$48,138
States and political subdivisions	371,598	350,851	351,274	355,121	359,556
Mortgage-backed securities	1,401,975	1,258,171	1,175,021	887,422	1,301,301
Corporate bonds	6,019	6,019	6,140	6,140	6,356
Equity securities	10,246	10,169	10,093	10,016	9,949
Total amortized cost	$1,844,261	$1,681,662	$1,561,294	$1,282,525	$1,725,300

Unrealized gain
Government sponsored agencies and enterprises	$1,233	$519	$668	$872	$1,004
States and political subdivisions	21,072	14,630	13,658	24,554	17,549
Mortgage-backed securities	22,327	21,797	22,045	11,415	25,131
Corporate bonds	-	-	-	-	-
Equity securities	189	46	78	299	223
Total unrealized gain	$44,821	$36,992	$36,449	$37,140	$43,907

Securities held to maturity, at cost:
Mortgage-backed securities	$230,154	$102,206	$-	$-	$-

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2011		2011		2010		2010		2010
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$1,776,873	23%	$1,666,868	22%	$1,691,599	21%	$1,704,142	20%	$1,604,482	19%
Money market and NOW accounts	2,645,953	34%	2,712,314	35%	2,776,181	34%	2,819,731	34%	2,773,306	33%
Savings accounts	729,222	9%	718,896	10%	697,851	8%	633,975	7%	618,199	7%
Total low cost deposits	5,152,048	66%	5,098,078	65%	5,165,631	63%	5,157,848	61%	4,995,987	59%

Certificates of deposit:
Certificates of deposit	2,082,393	27%	2,273,447	28%	2,447,005	30%	2,649,759	31%	2,824,075	34%
Public funds - certificates of deposit	42,422	1%	53,144	1%	72,112	1%	90,754	1%	76,863	1%
Brokered deposit accounts	441,720	6%	467,337	6%	468,210	6%	498,264	6%	500,342	6%
Total certificates of deposit	2,566,535	34%	2,793,928	35%	2,987,327	37%	3,238,777	39%	3,401,280	41%

Total deposits	$7,718,583	100%	$7,892,006	100%	$8,152,958	100%	$8,396,625	100%	$8,397,267	100%

Our deposit mix improved in the quarter, with approximately 66% of deposits in lower cost sources at June 30, 2011, compared to 65% at March 31, 2011 and 59% at June 30, 2010.  Our ratio of certificates of deposit to total deposits was 34% at June 30, 2011 compared to 35% at March 31, 2011 and 41% at June 30, 2010.  Our ratio of noninterest bearing deposits to total deposits was 23% at June 30, 2011 up from 22% at March 31, 2011 and 19% at June 30, 2010.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
ASSETS
Cash and due from banks	$129,942	$123,794	$106,726	$131,381	$115,450
Interest earning deposits with banks	513,378	504,765	737,433	857,997	262,828
Total cash and cash equivalents	643,320	628,559	844,159	989,378	378,278
Investment securities:
Securities available for sale, at fair value	1,889,082	1,718,654	1,597,743	1,319,665	1,769,207
Securities held to maturity, at cost	230,154	102,206	-	-	-
Non-marketable securities - FHLB and FRB Stock	80,815	80,186	80,186	78,807	78,807
Total investment securities	2,200,051	1,901,046	1,677,929	1,398,472	1,848,014
Loans held for sale	-	11,533	-	-	-
Loans:
Total loans excluding covered loans	5,182,359	5,590,362	5,805,481	5,989,948	6,149,786
Covered loans	755,670	777,634	812,330	859,038	879,909
Total loans	5,938,029	6,367,996	6,617,811	6,848,986	7,029,695
Less allowance for loan losses	130,057	178,410	192,217	193,926	195,612
Net loans	5,807,972	6,189,586	6,425,594	6,655,060	6,834,083
Lease investments, net	139,391	129,182	126,906	131,324	143,143
Premises and equipment, net	210,901	209,257	210,886	185,064	180,714
Cash surrender value of life insurance	126,938	126,014	125,046	124,116	123,324
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	32,318	33,734	35,159	36,791	35,199
Other real estate owned	88,185	80,107	71,476	59,114	43,988
Other real estate owned related to FDIC transactions	69,920	61,461	44,745	63,495	75,205
FDIC indemnification asset	119,837	148,314	215,460	380,342	377,060
Other assets	151,833	165,481	155,935	212,755	231,888
Total assets	$9,977,735	$10,071,343	$10,320,364	$10,622,980	$10,657,965
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$1,776,873	$1,666,868	$1,691,599	$1,704,142	$1,604,482
Interest bearing	5,941,710	6,225,138	6,461,359	6,692,483	6,792,785
Total deposits	7,718,583	7,892,006	8,152,958	8,396,625	8,397,267
Short-term borrowings	235,733	295,180	268,844	282,364	302,087
Long-term borrowings	275,559	275,327	285,073	294,529	306,569
Junior subordinated notes issued to capital trusts	158,554	158,563	158,571	158,579	158,605
Accrued expenses and other liabilities	243,962	100,031	110,132	154,969	148,524
Total liabilities	8,632,391	8,721,107	8,975,578	9,287,066	9,313,052
Stockholders' Equity
Preferred stock	194,407	194,255	194,104	193,956	193,809
Common stock	546	546	546	540	538
Additional paid-in capital	728,244	726,604	725,400	716,294	714,882
Retained earnings	396,081	406,594	402,810	402,754	408,991
Accumulated other comprehensive income	27,322	22,566	22,233	22,655	26,783
Treasury stock	(3,771)	(2,845)	(2,828)	(2,806)	(2,632)
Controlling interest stockholders' equity	1,342,829	1,347,720	1,342,265	1,333,393	1,342,371
Noncontrolling interest	2,515	2,516	2,521	2,521	2,542
Total stockholders' equity	1,345,344	1,350,236	1,344,786	1,335,914	1,344,913
Total liabilities and stockholders' equity	$9,977,735	$10,071,343	$10,320,364	$10,622,980	$10,657,965

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Interest income:
Loans	$ 84,114	$ 87,167	$ 92,701	$ 94,697	$ 94,699	$ 171,281	$ 177,086
Investment securities:
Taxable	10,290	7,752	7,001	11,420	12,154	18,042	32,120
Nontaxable	3,443	3,345	3,367	3,387	3,403	6,788	6,831
Federal funds sold	-	-	-	-	-	-	2
Other interest bearing accounts	258	470	504	248	185	728	276
Total interest income	98,105	98,734	103,573	109,752	110,441	196,839	216,315
Interest expense:
Deposits	11,746	13,359	15,598	18,597	20,283	25,105	41,655
Short-term borrowings	239	217	255	281	264	456	609
Long-term borrowings & junior subordinated notes	3,713	2,953	3,065	3,256	3,213	6,666	6,552
Total interest expense	15,698	16,529	18,918	22,134	23,760	32,227	48,816
Net interest income	82,407	82,205	84,655	87,618	86,681	164,612	167,499
Provision for credit losses	61,250	40,000	49,000	65,000	85,000	101,250	132,200
Net interest income after provision for credit losses	21,157	42,205	35,655	22,618	1,681	63,362	35,299
Other income:
Loan service fees	2,812	1,126	1,532	1,659	2,042	3,938	3,326
Deposit service fees	9,023	10,030	9,920	10,705	9,461	19,053	18,309
Lease financing, net	6,861	5,783	7,185	5,022	5,026	12,644	9,646
Brokerage fees	1,615	1,419	1,231	1,407	1,129	3,034	2,374
Trust & asset management fees	4,455	4,431	4,243	3,923	3,536	8,886	6,871
Net gain (loss) on sale of investment securities	232	(3)	(4)	9,482	2,304	229	9,170
Increase in cash surrender value of life insurance	1,451	968	930	1,209	706	2,419	1,377
Net gain (loss) on sale of other assets	13	357	419	299	(99)	370	(88)
Acquisition related gains	-	-	-	-	62,649	-	62,649
Accretion of FDIC indemnification asset	1,339	1,831	3,009	3,602	3,067	3,170	3,067
Other operating income	1,344	3,201	2,330	(1,510)	2,885	4,545	2,462
Total other income	29,145	29,143	30,795	35,798	92,706	58,288	119,163
Other expense:
Salaries & employee benefits	37,815	37,775	36,399	37,424	37,104	75,590	70,526
Occupancy & equipment expense	8,483	9,394	7,938	8,800	8,928	17,877	18,107
Computer services expense	2,633	2,510	2,445	2,654	3,322	5,143	5,850
Advertising & marketing expense	1,748	1,719	1,573	1,620	1,639	3,467	3,272
Professional & legal expense	1,853	1,225	1,718	1,637	1,370	3,078	2,448
Brokerage fee expense	574	483	448	596	420	1,057	882
Telecommunication expense	937	935	819	975	964	1,872	1,872
Other intangible amortization expense	1,416	1,425	1,632	1,567	1,505	2,841	3,015
FDIC insurance premiums	3,502	3,428	3,930	3,873	3,833	6,930	7,797
Branch impairment charges	-	1,000	-	-	-	1,000	-
Other real estate expense, net	1,251	398	858	734	417	1,649	1,102
Other operating expenses	6,516	6,572	6,855	6,598	6,530	13,088	12,812
Total other expense	66,728	66,864	64,615	66,478	66,032	133,592	127,683
(Loss) income before income taxes	(16,426)	4,484	1,835	(8,062)	28,355	(11,942)	26,779
Income taxes	(9,060)	(2,460)	(1,358)	(5,253)	9,158	(11,520)	6,635
Net (loss) income	(7,366)	6,944	3,193	(2,809)	19,197	(422)	20,144
Preferred stock dividends and discount accretion	2,602	2,601	2,598	2,597	2,594	5,203	5,187
Net (loss) income available to common stockholders	$ (9,968)	$ 4,343	$ 595	$ (5,406)	$ 16,603	$ (5,625)	$ 14,957

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Common share data:
Net (loss) income per basic common share	$(0.14)	$0.13	$0.06	$(0.05)	$0.36	$(0.01)	$0.39
Impact of preferred stock dividends on basic earnings (loss) per common share	(0.04)	(0.05)	(0.05)	(0.05)	(0.05)	(0.09)	(0.10)
Basic (loss) earnings per common share	(0.18)	0.08	0.01	(0.10)	0.31	(0.10)	0.29

Net (loss) income per common share	(0.14)	0.13	0.06	(0.05)	0.36	(0.01)	0.38
Impact of preferred stock dividends on diluted earnings (loss) per common share	(0.04)	(0.05)	(0.05)	(0.05)	(0.05)	(0.09)	(0.10)
Diluted (loss) earnings per common share	(0.18)	0.08	0.01	(0.10)	0.31	(0.10)	0.28

Weighted average common shares outstanding	54,002,979	53,961,176	53,572,157	53,327,219	52,702,779	53,982,193	51,987,725
Diluted weighted average common shares outstanding	54,002,979	54,254,876	53,790,047	53,327,219	53,034,426	53,982,193	52,332,142

.	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Performance Ratios:
Annualized return on average assets	(0.30)%	0.28%	0.12%	(0.10)%	0.73%	(0.01)%	0.39%
Annualized return on average common equity	(3.43)	1.53	0.21	(1.86)	5.79	(0.98)	2.69
Annualized cash return on average tangible common equity(1)	(4.80)	2.88	0.89	(2.34)	9.52	(1.02)	4.81
Net interest rate spread	3.71	3.68	3.63	3.71	3.69	3.70	3.58
Cost of funds(2)	0.74	0.77	0.83	0.96	1.04	0.76	1.09
Efficiency ratio(3)	57.01	57.71	53.72	55.32	56.39	57.35	57.16
Annualized net non-interest expense to average assets(4)	1.41	1.46	1.22	1.36	1.45	1.43	1.48
Core pre-tax pre-provision earnings to risk-weighted assets(5)	3.06	2.81	3.08	2.91	2.71	3.01	2.54
Core pre-tax pre-provision earnings to average assets(5)	1.91	1.81	1.99	1.91	1.84	1.86	1.74
Net interest margin	3.79	3.76	3.72	3.81	3.79	3.78	3.69
Tax equivalent effect	0.13	0.12	0.11	0.11	0.12	0.12	0.11
Net interest margin - fully tax equivalent basis(6)	3.92	3.88	3.83	3.92	3.91	3.90	3.80
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.54%	5.01%	5.48%	5.73%	4.89%	2.54%	4.89%
Non-performing assets(7) to total assets	2.40	3.96	4.21	4.26	3.64	2.40	3.64
Allowance for loan losses to non-performing loans(7)	86.12	55.94	53.03	49.40	56.89	86.12	56.89
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	89.79	70.46	67.66	64.78	69.55	89.79	69.55
Allowance for loan losses to total loans	2.19	2.80	2.90	2.83	2.78	2.19	2.78
Allowance for credit losses to total loans	2.48	2.80	2.90	2.83	2.78	2.48	2.78
Net loan charge-offs to average loans (annualized)	5.89	3.38	2.99	3.81	3.89	4.63	3.31
Capital Ratios:
Tangible equity to tangible assets(8)	9.79%	9.74%	9.43%	9.06%	9.12%	9.79%	9.12%
Tangible common equity to risk weighted assets(9)	11.95	11.36	10.94	10.46	10.31	11.95	10.31
Tangible common equity to tangible assets(10)	7.76	7.73	7.47	7.16	7.23	7.76	7.23
Book value per common share(11)	$21.14	$21.24	$21.14	$21.14	$21.46	$21.14	$21.46
Less: goodwill and other intangible assets, net of tax
benefit, per common share	7.49	7.52	7.53	7.64	0.76	7.49	0.76
Tangible book value per common share(12)	13.64	13.73	13.60	13.58	13.81	13.64	13.81

Total capital (to risk-weighted assets)	19.13%	18.33%	17.75%	17.10%	16.77%	19.13%	16.77%
Tier 1 capital (to risk-weighted assets)	17.06	16.31	15.75	15.12	14.81	17.06	14.81
Tier 1 capital (to average assets)	11.16	11.00	10.66	10.38	10.48	11.16	10.48
Tier 1 common capital (to risk-weighted assets)	11.47	11.01	10.61	10.14	9.96	11.47	9.96

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)	Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis and total other income less non-core items.
(4)	Equals total other expense excluding non-core items less total other income excluding non-core items divided by average assets.
(5)	Equals net income before taxes excluding loan loss provision expense, non-core other income items, and non-core other expense items divided by risk-weighted assets or average assets.
(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include core pre-tax, pre-provision earnings; core other income, core other expense, non-core other income and non-core other expense; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; the addition of partial charge-offs to the allowance for loan losses and to the numerator and the denominator in the ratio of the allowance for loan losses to non-performing loans; efficiency ratio, ratio of annualized net non-interest expense to average assets, ratio of core pre-tax, pre-provision earnings to risk-weighted assets and ratio of core pre-tax, pre-provision earnings to average assets, with net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, acquisition related gains and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios; ratios of tangible equity to tangible assets, tangible common equity to risk weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.   Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that core pre-tax, pre-provision earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress.  In recent periods, our results of operations have been negatively impacted by adverse economic conditions, as seen in our elevated levels of loan charge-offs and provision for credit losses.  Management believes that measuring earnings before the impact of the provision for loan losses makes our financial data more comparable between reporting periods so that investors can better understand our operating performance trends.  Management also believes that this is a standard figure used in the banking industry to measure performance.

Management believes that core and non-core other income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our other income and other expense when comparing periods.

The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.

Management believes that the addition of partial charge-offs to the allowance for loan losses and to the numerator and the denominator in the ratio of allowance for loan losses to non-performing loans may be useful to investors because it reflects what our loan loss reserve levels would have been had the partial charge-offs not been taken.

Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, acquisition-related gains and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio, the ratio of annualized net non-interest expense to average assets, the ratio of core pre-tax, pre-provision earnings to risk-weighted assets and the ratio of core pre-tax, pre-provision earnings to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Stockholders' equity - as reported	$1,345,344	$1,350,236	$1,344,786	$1,335,914	$1,344,913
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	21,007	21,927	22,853	23,914	22,879
Tangible equity	$937,268	$941,240	$934,864	$924,931	$934,965

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Total assets - as reported	$9,977,735	$10,071,343	$10,320,364	$10,622,980	$10,657,965
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	21,007	21,927	22,853	23,914	22,879
Tangible assets	$9,569,659	$9,662,347	$9,910,442	$10,211,997	$10,248,017

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Common stockholders' equity - as reported	$1,150,937	$1,155,981	$1,150,682	$1,141,958	$1,151,104
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	21,007	21,927	22,853	23,914	22,879
Tangible common equity	$742,861	$746,985	$740,760	$730,975	$741,156

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Average common stockholders' equity - as reported	$1,165,022	$1,152,119	$1,147,581	$1,152,058	$1,150,440	$1,158,565	$1,120,317
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	387,445
Less: average other intangible assets,
net of tax benefit	21,331	22,254	23,236	22,596	22,905	21,790	23,396
Average tangible common equity	$756,622	$742,796	$737,276	$742,393	$740,466	$749,706	$709,476

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2011
Net (loss) income available to common
stockholders - as reported	$(9,968)	$4,343	$595	$(5,406)	$16,603	$(5,625)	$14,957
Add: other intangible amortization expense,
net of tax benefit	920	926	1,062	1,018	978	1,846	1,960
Net cash flow available to common stockholders	$(9,048)	$5,269	$1,657	$(4,388)	$17,581	$(3,779)	$16,917

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Non-interest expense	$66,728	$66,864	$64,615	$66,478	$66,032	$133,592	$127,683
Adjustment for impairment charges	-	1,000	-	-	-	1,000	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	158	187	597	(3)	(39)	345	(32)
Non-interest expense - as adjusted	$66,570	$65,677	$64,018	$66,481	$66,071	$132,247	$127,715

Net interest income	$82,407	$82,205	$84,655	$87,618	$86,681	$164,612	$167,499
Tax equivalent adjustment	2,775	2,625	2,609	2,614	2,642	5,400	5,235
Net interest income on a fully tax equivalent basis	85,182	84,830	87,264	90,232	89,323	170,012	172,734
Plus other income	29,145	29,143	30,795	35,798	92,706	58,288	119,163
Less net (losses) gains on other real estate owned	(4,645)	(372)	(2,124)	(3,913)	52	(5,017)	(3,247)
Less net (losses) gains on securities available for sale	232	(3)	(4)	9,482	2,304	229	9,170
Less net gains (losses) on sale of other assets	13	357	419	299	(99)	370	(88)
Less net gain on sale of loans held for sale	1,790	-	-	-	-	1,790	-
Less acquisition related gains	-	-	-	-	62,649	-	62,649
Less increase (decrease) in market value of assets held in
trust for deferred compensation	158	187	597	(3)	(39)	345	(32)
Net interest income plus non-interest income -
as adjusted	$116,779	$113,804	$119,171	$120,165	$117,162	$230,583	$223,445

Efficiency ratio	57.01%	57.71%	53.72%	55.32%	56.39%	57.35%	57.16%

Efficiency ratio (without adjustments)	59.82%	60.05%	55.97%	53.86%	36.81%	59.93%	44.54%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
Non-interest expense	$66,728	$66,864	$64,615	$66,478	$66,032	$133,592	$127,683
Adjustment for impairment charges	-	1,000	-	-	-	1,000	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	158	187	597	(3)	(39)	345	(32)
Non-interest expense - as adjusted	66,570	65,677	64,018	66,481	66,071	132,247	127,715

Other income	29,145	29,143	30,795	35,798	92,706	58,288	119,163
Less net (losses) gains on other real estate owned	(4,645)	(372)	(2,124)	(3,913)	52	(5,017)	(3,247)
Less net (losses) gains on securities available for sale	232	(3)	(4)	9,482	2,304	229	9,170
Less net gains (loss) on sale of other assets	13	357	419	299	(99)	370	(88)
Less net gain on sale of loans held for sale	1,790	-	-	-	-	1,790	-
Less acquisition related gains	-	-	-	-	62,649	-	62,649
Less increase (decrease) in market value of assets
held in trust for deferred compensation	158	187	597	(3)	(39)	345	(32)
Other income - as adjusted	31,597	28,974	31,907	29,933	27,839	60,571	50,711

Net non-interest expense	$34,973	$36,703	$32,111	$36,548	$38,232	$71,676	$77,004

Average assets	$9,966,898	$10,198,626	$10,452,626	$10,634,556	$10,584,722	$10,082,121	$10,467,843

Annualized net non-interest expense to average assets	1.41%	1.46%	1.22%	1.36%	1.45%	1.43%	1.48%

Annualized net non-interest expense to average assets
(without adjustments)	1.51%	1.50%	1.28%	1.14%	-1.01%	1.51%	0.16%

Calculation of Core Pre-Tax, Pre-Provision Earnings (Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2011	2011	2010	2010	2010	2011	2010
(Loss) income before income taxes	$(16,426)	$4,484	$1,835	$(8,062)	$28,355	$(11,942)	$26,779
Provision for credit losses	61,250	40,000	49,000	65,000	85,000	101,250	132,200
Pre-tax, pre-provision earnings	44,824	44,484	50,835	56,938	113,355	89,308	158,979

Non-core other income
Net (losses) gains on other real estate owned	(4,645)	(372)	(2,124)	(3,913)	52	(5,017)	(3,247)
Net (losses) gains on securities available for sale	232	(3)	(4)	9,482	2,304	229	9,170
Net gain (loss) on sale of other assets	13	357	419	299	(99)	370	(88)
Net gain on sale of loans held for sale	1,790	-	-	-	-	1,790	-
Acquisition related gains	-	-	-	-	62,649	-	62,649
Increase (decrease) in market value of assets held in
trust for deferred compensation	158	187	597	(3)	(39)	345	(32)
Total non-core other income	(2,452)	169	(1,112)	5,865	64,867	(2,283)	68,452

Non-core other expense
Impairment charges	-	1,000	-	-	-	1,000	-
Increase (decrease) in market value of assets held in
trust for deferred compensation	158	187	597	(3)	(39)	345	(32)
Total non-core other expense	158	1,187	597	(3)	(39)	1,345	(32)
Core pre-tax, pre-provision earnings	$47,434	$45,502	$52,544	$51,070	$48,449	$92,936	$90,495

Risk-weighted assets	$6,220,636	$6,577,477	$6,772,761	$6,971,810	$7,172,094	$6,220,636	$7,172,094

Average Assets	$9,966,898	$10,198,626	$10,452,626	$10,634,556	$10,584,722	$10,082,121	$10,467,842

Annualized pre-tax, pre-provision earnings to risk-
weighted assets	3.06%	2.81%	3.08%	2.91%	2.71%	3.01%	2.54%
Annualized pre-tax, pre-provision earnings to risk-
weighted assets (without adjustments)	2.89%	2.74%	2.98%	3.24%	6.34%	2.90%	4.47%

Annualized pre-tax, pre-provision earnings to average
assets	1.91%	1.81%	1.99%	1.91%	1.84%	1.86%	1.74%
Annualized pre-tax, pre-provision earnings to average
assets (without adjustments)	1.80%	1.77%	1.93%	2.12%	4.30%	1.79%	3.06%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of the allowance for loan losses including partial charge-offs to the allowance for loan losses, and the ratio of the allowance for loan losses to non-performing loans including partial charge-offs to the same ratio without the addition of partial charge-offs, are contained in the first table under “Asset Quality.”  Reconciliations of core and non-core other income and other expense to other income and other expense are contained in the tables under “Results of Operations—Second Quarter Results.”

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended June 30,						Three Months Ended March 31,
	2011			2010			2011
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,147,173	$13,578	4.75%	$1,381,828	17,185	4.99%	$1,164,698	$14,331	4.99%
Commercial loans collateralized by assignment
of lease payments	1,041,311	14,502	5.57	980,959	15,207	6.20	1,003,872	14,090	5.61
Real estate commercial	2,051,711	26,745	5.16	2,392,791	31,993	5.29	2,139,597	28,235	5.28
Real estate construction	349,367	3,789	4.29	549,545	4,366	3.14	407,148	3,519	3.46
Total commercial related credits	4,589,562	58,614	5.05	5,305,123	68,751	5.13	4,715,315	60,175	5.10
Other loans
Real estate residential	339,048	3,989	4.71	307,864	4,343	5.64	332,856	4,467	5.37
Home equity	367,829	3,949	4.31	398,028	4,467	4.50	376,361	4,003	4.31
Indirect	178,978	3,046	6.83	181,140	3,288	7.28	174,362	2,940	6.84
Consumer loans	56,356	436	3.10	60,439	526	3.49	57,468	600	4.23
Total other loans	942,211	11,420	4.86	947,471	12,624	5.34	941,047	12,010	5.18
Total loans, excluding covered loans	5,531,773	70,034	5.08	6,252,594	81,375	5.22	5,656,362	72,185	5.18
Covered loans	768,127	15,003	7.83	672,546	14,133	8.43	804,275	15,805	7.97
Total loans	6,299,900	85,037	5.41	6,925,140	95,508	5.53	6,460,637	87,990	5.52

Taxable investment securities	1,668,406	10,290	2.47	1,633,167	12,154	2.98	1,313,061	7,752	2.36
Investment securities exempt from federal income taxes (3)	357,828	5,297	5.86	358,192	5,236	5.78	348,831	5,146	5.90
Federal funds sold	-	-	0.00	-	-	0.00	-	-	0.00
Other interest bearing deposits	389,311	257	0.26	252,262	185	0.29	747,013	471	0.26
Total interest earning assets	$8,715,445	$100,881	4.64	$9,168,761	$113,083	4.95	$8,869,542	$101,359	4.63
Non-interest earning assets	1,251,453			1,415,961			1,329,084
Total assets	$9,966,898			$10,584,722			$10,198,626

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,676,663	$1,922	0.29%	$2,745,286	$3,905	0.57%	$2,726,599	$2,486	0.37%
Savings accounts	725,810	312	0.17	609,378	487	0.32	710,455	420	0.24
Certificate of deposit	2,173,951	5,522	1.02	2,870,090	11,012	1.54	2,362,918	6,418	1.10
Customer repurchase agreements	242,939	155	0.26	270,506	253	0.38	262,578	187	0.29
Total core funding	5,819,363	7,911	0.55	6,495,260	15,657	0.97	6,062,550	9,511	0.64
Whole sale funding:
Public funds	45,219	67	0.59	103,282	157	0.61	66,362	102	0.62
Brokered accounts (includes fee expense)	462,003	3,924	3.41	502,638	4,723	3.77	467,417	3,933	3.41
Other borrowings	461,653	3,796	3.25	473,468	3,223	2.69	440,241	2,983	2.71
Total wholesale funding	968,875	7,787	3.22	1,079,388	8,103	3.01	974,020	7,018	2.92
Total interest bearing liabilities	$6,788,238	$15,698	0.93	$7,574,648	$23,760	1.26	$7,036,570	$16,529	0.95
Non-interest bearing deposits	1,724,429			1,552,813			1,672,003
Other non-interest bearing liabilities	94,976			113,097			143,775
Stockholders' equity	1,359,255			1,344,164			1,346,278
Total liabilities and stockholders' equity	$9,966,898			$10,584,722			$10,198,626
Net interest income/interest rate spread (4)		$85,183	3.71%		$89,323	3.69%		$84,830	3.68%
Taxable equivalent adjustment		2,775			2,642			2,625
Net interest income, as reported		$82,408			$86,681			$82,205
Net interest margin (5)			3.79%			3.79%			3.76%
Tax equivalent effect			0.13%			0.12%			0.12%
Net interest margin on a fully equivalent basis (5)			3.92%			3.91%			3.88%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.3 million, $1.3 million, and $1.5 million for the three months ended June 30, 2011, March 31, 2011, and June 30 2010, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,155,886	$27,909	4.87%	$1,373,951	$34,135	5.01%
Commercial loans collateralized by assignment
of lease payments	1,022,695	28,592	5.59	958,678	29,439	6.14
Real estate commercial	2,095,411	54,980	5.22	2,415,820	64,556	5.31
Real estate construction	378,098	7,308	3.84	572,682	9,164	3.18
Total commercial related credits	4,652,090	118,789	5.08	5,321,131	137,294	5.13
Other loans
Real estate residential	335,969	8,456	5.03	301,983	8,229	5.45
Home equity	372,072	7,952	4.31	400,835	8,799	4.43
Indirect	176,683	5,986	6.83	180,067	6,340	7.10
Consumer loans	56,909	1,036	3.67	59,747	1,076	3.63
Total other loans	941,633	23,430	5.02	942,632	24,444	5.23
Total loans, excluding covered loans	5,593,723	142,219	5.13	6,263,763	161,738	5.21
Covered loans	786,101	30,808	7.90	379,528	16,904	8.98
Total loans	6,379,824	173,027	5.47	6,643,291	178,642	5.42

Taxable investment securities	1,491,715	18,042	2.42	1,964,777	32,120	3.27
Investment securities exempt from federal income taxes (3)	353,355	10,443	5.88	359,418	10,510	5.82
Federal funds sold	-	-	0.00	710	2	0.56
Other interest bearing deposits	567,174	728	0.26	188,635	276	0.30
Total interest earning assets	$8,792,068	$202,240	4.64	$9,156,831	$221,550	4.88
Non-interest earning assets	1,290,053			1,311,011
Total assets	$10,082,121			$10,467,842

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,701,493	$4,408	0.33%	$2,727,104	$7,533	0.56%
Savings accounts	718,175	732	0.21	597,569	937	0.32
Certificate of deposit	2,267,912	11,940	1.06	2,875,922	23,453	1.64
Customer repurchase agreements	252,704	342	0.27	251,310	498	0.40
Total core funding	5,940,284	17,422	0.59	6,451,905	32,421	1.01
Whole sale funding:
Public funds	55,732	169	0.62	102,768	344	0.68
Brokered accounts (includes fee expense)	464,695	7,857	3.41	499,201	9,388	3.79
Other borrowings	451,006	6,779	2.99	489,383	6,662	2.71
Total wholesale funding	971,433	14,805	3.07	1,091,352	16,394	3.03
Total interest bearing liabilities	$6,911,717	$32,227	0.94	$7,543,257	$48,815	1.30
Non-interest bearing deposits	1,698,361			1,503,810
Other non-interest bearing liabilities	119,241			106,810
Stockholders' equity	1,352,802			1,313,965
Total liabilities and stockholders' equity	$10,082,121			$10,467,842
Net interest income/interest rate spread (4)		$170,013	3.70%		$172,735	3.58%
Taxable equivalent adjustment		5,400			5,235
Net interest income, as reported		$164,613			$167,500
Net interest margin (5)			3.78%			3.69%
Tax equivalent effect			0.12%			0.11%
Net interest margin on a fully equivalent basis (5)			3.90%			3.80%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $2.6 million and $2.6 million for the six months ended June 30, 2011, and June 30 2010, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.